Exhibit 99.1
Align Technology Announces Second Quarter 2023 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS

Better than expected revenues and operating margins reflect improving trends across regions

Q2’23 Clear Aligner cases for teenagers increased 7% sequentially and 10% year over year, driven by momentum in both Submitters and Utilization and continued growth from Invisalign First™

•Q2'23 total revenues of $1.0 billion, increased 6.3% sequentially and 3.4% year-over-year, and diluted net income per share of $1.46, non-GAAP diluted net income per share of $2.22
•Q2'23 revenues were favorably impacted by foreign exchange of approximately $1.3 million sequentially and unfavorably impacted by approximately $19.4 million year-over-year(1)
•Q2'23 operating income of $171.9 million and operating margin of 17.2%, non-GAAP operating margin of 21.3%
•Q2'23 GAAP operating margin was unfavorably impacted by foreign exchange by approximately 1.1 points year-over-year(1)
•Q2'23 Clear Aligner revenues of $832.7 million, increased 5.4% sequentially and 4.3% year-over-year, and Clear Aligner volume of 604.4 thousand cases, increased 5.0% sequentially and 0.9% year-over-year
•Q2'23 Clear Aligner volume for teens increased 7.0% sequentially and increased 9.7% year-over-year to 194.5 thousand cases
•Q2'23 Imaging Systems and CAD/CAM Services revenues of $169.5 million, increased 10.5% sequentially

TEMPE, Ariz., July 26, 2023 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the second quarter ("Q2'23"). Q2'23 total revenues were $1,002.2 million, up 6.3% sequentially and up 3.4% year-over-year. Q2'23 Clear Aligner revenues were $832.7 million, up 5.4% sequentially and up 4.3% year-over-year. Q2'23 Clear Aligner volume was up 5.0% sequentially and up 0.9% year-over-year. Q2'23 Imaging Systems and CAD/CAM Services revenues were $169.5 million, up 10.5% sequentially and down 1.0% year-over-year. Q2’23 Clear Aligner revenues were favorably impacted by foreign exchange of approximately $1.2 million or 0.1% sequentially and unfavorably impacted by approximately $16.3 million or 1.9% year-over-year.(1) Q2'23 Imaging Systems and CAD/CAM Services revenues were favorably impacted by foreign exchange of approximately $0.1 million or 0.1% sequentially and unfavorably impacted by approximately $3.1 million or 1.8% year-over-year.(1) Q2'23 operating income was $171.9 million resulting in an operating margin of 17.2%. Q2'23 operating margin was unfavorably impacted by foreign exchange by approximately 1.1 points year-over-year.(1) Q2'23 net income was
(1) Non-GAAP measure

Align Technology Announces Second Quarter 2023 Results
$111.8 million, or $1.46 per diluted share. On a non-GAAP basis, Q2'23 net income was $170.4 million, or $2.22 per diluted share.

Align Technology Announces Second Quarter 2023 Results

Commenting on Align's Q2'23 results, Align Technology President and CEO Joe Hogan said, "Overall, I’m pleased to report another better than expected quarter with Q2 revenues and operating margins that exceeded our guidance. Q2 results reflect improving trends across regions and strength in teen and younger patient volumes, driven by momentum in both submitters and utilization as well as continued growth from Invisalign First™. In the teen segment, which represents the largest portion of the 21 million annual orthodontic case starts, 195 thousand teens and kids started treatment with Invisalign® clear aligners during the second quarter, an increase of 7% sequentially and 10% year-over-year, reflecting the highest annual growth rate in the teen segment since 2021"

Financial Summary - Second Quarter Fiscal 2023

	Q2'23	Q1'23	Q2'22	Q/Q Change	Y/Y Change
Clear Aligner Shipments	604,445	575,395	598,990	+5.0%	+0.9%
GAAP
Net Revenues	$1,002.2M	$943.1M	$969.6M	+6.3%	+3.4%
Clear Aligner	$832.7M	$789.8M	$798.4M	+5.4%	+4.3%
Imaging Systems and CAD/CAM Services	$169.5M	$153.3M	$171.2M	+10.5%	(1.0%)
Net Income	$111.8M	$87.8M	$112.8M	+27.4%	(0.9%)
Diluted EPS	$1.46	$1.14	$1.44	+$0.32	+$0.02
Non-GAAP
Net Income	$170.4M	$140.6M	$168.8M	+21.2%	+1.0%
Diluted EPS	$2.22	$1.82	$2.15	+$0.40	+$0.07
Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding.

As of June 30, 2023, we had over $1.0 billion in cash, cash equivalents and short-term and long-term marketable securities compared to over $921.4 million as of March 31, 2023. In Q2, we completed a $75 million equity investment in Heartland Dental, a multidisciplinary DSO with GP and Ortho practices across the US. As of June 30, 2023, we had $300.0 million available under a revolving line of credit. Currently $1.0 billion remains available for repurchases under the 2023 $1.0 Billion Stock Repurchase Program.

Q2'23 Announcement Highlights

•On June 5, 2023, we announced that Align Technology awarded eleven research grants totaling $275,000 to universities worldwide for advancing orthodontic and dental research under Align's thirteenth Annual Research Award Program. Align is committed to the advancement of the orthodontic and dental fields and we are pleased to continue to support university research around the world. All award applications received were first reviewed and prioritized in a blind evaluation by an independent academic committee. The final recipients were then determined by Align Technology.
•On April 21, 2023, we announced that Align Technology was honored as a “Technology Partner of the Year” by Junior Achievement of Northern California at the Junior Achievement of Northern California 2023 Business Hall of Fame celebration event held in San Francisco. Julie Paulsen, Align Technology vice president, Corporate Social Responsibility, was also nominated as a 2023 “Junior Achievement of Northern California Volunteer of the Year,” chosen along with 11 other volunteers from among 1,000 volunteers.

Fiscal 2023 Business Outlook

Align Technology Announces Second Quarter 2023 Results

For 2023, Align provides the following business outlook:
•For Q3'23, we anticipate our WW Revenue to be in the range of $990M to $1,010M, up approximately 12% year-over-year at the midpoint.
•We expect our Q3’23 GAAP and Non-GAAP operating margin to be slightly up from Q2'23, as we continue to strategically prioritize our investments in R&D and go-to-market activities to drive growth.
•For full year 2023, assuming no circumstances occur that are beyond our control, we anticipate our 2023 WW Revenues to be in the range of $3.970B to $3.990B.
•We also expect our full year 2023 GAAP operating margin to be slightly above 17% and our 2023 Non-GAAP operating margin to be slightly above 21%, a 1-point improvement from the guidance we provided in April 2023.
•For 2023, we expect investments in capital expenditures to be approximately $200M. Capital expenditures are expected to primarily relate to building construction and improvements as well as manufacturing capacity in support of our continued international expansion.

Align Web Cast and Conference Call

We will host a conference call today, July 26, 2023, at 4:30 p.m. ET, 1:30 p.m. PT, to review our second quarter 2023 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, please dial 833-470-1428 with access code 741941. An archived audio webcast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately one month. Additionally, a telephonic replay of the call can be accessed by dialing 929-458-6194 with access code 342791. For international callers, please dial 44-204-525-0658 and use the same access code referenced above. The telephonic replay will be available through 5:30 p.m. ET, 2:30 p.m. PT, on August 9, 2023.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we may provide investors with certain non-GAAP financial measures which may include constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, gross profit, gross margin, operating expenses, income from operations, operating margin, interest income and other income (expense), net, net income before provision for income taxes, provision for income taxes, effective tax rate, net income and/or diluted net income per share, which excludes certain items that may not be indicative of our fundamental operating performance including, foreign currency exchange rate impacts and discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP measure. In Q4'22, we changed to a long-term non-GAAP effective tax rate in our computation of the non-GAAP income tax provision to provide better consistency across reporting periods. Our previous methodology for calculating our non-GAAP effective tax rate included certain non-recurring and period-specific items, that produced fluctuating effective tax rates that management does not believe are reflective of the Company's long-term effective tax rate. This new methodology became effective January 1, 2022 and we recast prior periods in 2022. Unless otherwise indicated, when we refer to non-GAAP financial measures they will exclude the effects of stock-based compensation, amortization of certain

Align Technology Announces Second Quarter 2023 Results
acquired intangibles, restructuring and other charges, acquisition-related costs, and arbitration award gain, and associated tax impacts.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for approximately 247 thousand doctor customers and are key to accessing Align’s 500 million consumer market opportunity worldwide. Over the past 26 years, Align has helped doctors treat over 15.7 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align Digital Platform™, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign System or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, and Align Digital Platform are trademarks of Align Technology, Inc.

Align Technology Announces Second Quarter 2023 Results
Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding market opportunities, our ability to deliver products and technologies, anticipated clear aligner volumes and ASP, anticipated Systems and Services revenue, our expectations for Q3'23 revenues and GAAP and Non-GAAP operating margin, and 2023 revenues and GAAP and Non-GAAP operating margin, as well as capital expenditures. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, rising interest rates, market volatility, weakness in general economic conditions and recessions and the impact of efforts by central banks and federal, state and local governments to combat inflation and recession;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macro-economic conditions, levels of employment, salaries and wages, debt obligations, discretionary income, inflationary pressure, declining consumer confidence, and the military conflict in Ukraine;
•the economic and geopolitical ramifications of the military conflict in Ukraine, including sanctions, retaliatory sanctions, nationalism, supply chain disruptions and other consequences, any of which may or will continue to adversely impact our operations, assets, and research and development activities inside and outside of Russia;
•variations in our product mix, product adoption, and selling prices regionally and globally;
•competition from existing and new competitors;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints and disruptions;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain

Align Technology Announces Second Quarter 2023 Results
bugs, errors or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctor customers within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political, military and other risks relating to our operations; and
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Securities and Exchange Commission ("SEC") on February 27, 2023, and our latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which was filed with the SEC on May 5, 2023. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Second Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenues	$1,002,173	$969,553	$1,945,320	$1,942,772
Cost of net revenues	288,564	281,994	571,057	545,867
Gross profit	713,609	687,559	1,374,263	1,396,905
Operating expenses:
Selling, general and administrative	453,193	426,398	892,884	865,855
Research and development	88,485	72,965	175,932	144,772
Total operating expenses	541,678	499,363	1,068,816	1,010,627
Income from operations	171,931	188,196	305,447	386,278
Interest income and other income (expense), net:
Interest income	4,421	245	6,758	922
Other income (expense), net	(4,763)	(14,832)	(5,992)	(26,105)
Total interest income and other income (expense), net	(342)	(14,587)	766	(25,183)
Net income before provision for income taxes	171,589	173,609	306,213	361,095
Provision for income taxes	59,775	60,809	106,601	113,997
Net income	$111,814	$112,800	$199,612	$247,098

Net income per share:
Basic	$1.46	$1.44	$2.60	$3.15
Diluted	$1.46	$1.44	$2.60	$3.13
Shares used in computing net income per share:
Basic	76,524	78,395	76,722	78,568
Diluted	76,689	78,545	76,897	78,840

Align Technology Announces Second Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2023	December 31, 2022
ASSETS

Current assets:
Cash and cash equivalents	$951,956	$942,050
Marketable securities, short-term	55,805	57,534
Accounts receivable, net	908,395	859,685
Inventories	312,736	338,752
Prepaid expenses and other current assets	236,564	226,370
Total current assets	2,465,456	2,424,391

Marketable securities, long-term	26,023	41,978
Property, plant and equipment, net	1,279,042	1,231,855
Operating lease right-of-use assets, net	125,881	118,880
Goodwill	414,765	407,551
Intangible assets, net	89,296	95,720
Deferred tax assets	1,605,926	1,571,746
Other assets	138,161	55,826

Total assets	$6,144,550	$5,947,947

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$110,155	$127,870
Accrued liabilities	600,163	454,374
Deferred revenues	1,396,747	1,343,643
Total current liabilities	2,107,065	1,925,887

Income tax payable	113,309	124,393
Operating lease liabilities	104,650	100,334
Other long-term liabilities	181,225	195,975
Total liabilities	2,506,249	2,346,589

Total stockholders’ equity	3,638,301	3,601,358

Total liabilities and stockholders’ equity	$6,144,550	$5,947,947

Align Technology Announces Second Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$451,672	$157,543

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(178,314)	(72,078)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(259,892)	(312,396)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(3,523)	4,978
Net (decrease) increase in cash, cash equivalents, and restricted cash	9,943	(221,953)
Cash, cash equivalents, and restricted cash at beginning of the period	942,355	1,100,139
Cash, cash equivalents, and restricted cash at end of the period	$952,298	$878,186

Align Technology Announces Second Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Q1	Q2
	2022	2022	2022	2022	2023	2023
Number of Invisalign Trained Doctors Cases Were Shipped To	82,440	82,275	84,410	82,865	82,685	83,385

Invisalign Trained Doctor Utilization Rates*:
North America	9.2	9.3	8.9	8.8	9.0	9.3
North American Orthodontists	26.8	26.8	25.9	24.8	26.2	26.3
North American GP Dentists	5.0	5.1	4.8	5.0	4.9	5.2
International	6.4	6.4	6.0	6.5	6.2	6.6
Total Utilization Rates**	7.3	7.3	6.8	7.0	7.0	7.2

Clear Aligner Revenue Per Case Shipment***:	$1,350	$1,335	$1,270	$1,255	$1,375	$1,380
* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates
*** Clear Aligner revenues / Case shipments

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2
	2022	2022	2022	2022	2022	2023	2023
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,514	$1,614	$1,651	$1,659	$6,438	$1,807	$1,901
SBC included in Operating Expenses	30,107	32,526	31,267	33,029	126,929	35,928	35,959
Total SBC	$31,621	$34,140	$32,918	$34,688	$133,367	$37,735	$37,860

Align Technology Announces Second Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	June 30, 2023	March 31, 2023	Impact % of Revenue
GAAP net revenues	$1,002,173	$943,147
Constant currency impact (1)	(1,346)		(0.1)%
Constant currency net revenues (1)	$1,000,827

GAAP Clear Aligner net revenues	$832,674	$789,804
Clear Aligner constant currency impact (1)	(1,213)		(0.1)%
Clear Aligner constant currency net revenues (1)	$831,461

GAAP Imaging Systems and CAD/CAM Services net revenues	$169,499	$153,343
Imaging Systems and CAD/CAM Services constant currency impact (1)	(133)		(0.1)%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$169,366

Year-over-year constant currency analysis:

	Three Months Ended June 30,
	2023	2022	Impact % of Revenue
GAAP net revenues	$1,002,173	$969,553
Constant currency impact (1)	19,381		1.9%
Constant currency net revenues (1)	$1,021,554

GAAP Clear Aligner net revenues	$832,674	$798,398
Clear Aligner constant currency impact (1)	16,325		1.9%
Clear Aligner constant currency net revenues (1)	$848,999

GAAP Imaging Systems and CAD/CAM Services net revenues	$169,499	$171,155
Imaging Systems and CAD/CAM Services constant currency impact (1)	3,056		1.8%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$172,555

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator). Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	June 30, 2023	March 31, 2023
GAAP gross profit	$713,609	$660,654
Constant currency impact on net revenues	(1,346)
Constant currency gross profit	$712,263

	Three Months Ended
	June 30, 2023	March 31, 2023
GAAP gross margin	71.2%	70.0%
Gross margin constant currency impact (1)	—
Constant currency gross margin (1)	71.2%

Year-over-year constant currency analysis:

	Three Months Ended June 30,
	2023	2022
GAAP gross profit	$713,609	$687,559
Constant currency impact on net revenues	19,381
Constant currency gross profit	$732,990

	Three Months Ended June 30,
	2023	2022
GAAP gross margin	71.2%	70.9%
Gross margin constant currency impact (1)	0.5
Constant currency gross margin (1)	71.8%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.

Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	June 30, 2023	March 31, 2023
GAAP income from operations	$171,931	$133,516
Income from operations constant currency impact (1)	(483)
Constant currency income from operations (1)	$171,448

	Three Months Ended
	June 30, 2023	March 31, 2023
GAAP operating margin	17.2%	14.2%
Operating margin constant currency impact (2)	—
Constant currency operating margin (2)	17.2%

Year-over-year constant currency analysis:

	Three Months Ended June 30,
	2023	2022
GAAP income from operations	$171,931	$188,196
Income from operations constant currency impact (1)	14,835
Constant currency income from operations (1)	$186,766

	Three Months Ended June 30,
	2023	2022
GAAP operating margin	17.2%	19.4%
Operating margin constant currency impact (2)	1.1
Constant currency operating margin (2)	18.3%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.

(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.

Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2023 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP gross profit	$713,609	$687,559	$1,374,263	$1,396,905
Stock-based compensation	1,901	1,614	3,708	3,128
Amortization of intangibles (1)	2,810	2,393	5,584	4,880
Restructuring charges (2)	—	—	(8)	—
Non-GAAP gross profit	$718,320	$691,566	$1,383,547	$1,404,913

GAAP gross margin	71.2%	70.9%	70.6%	71.9%
Non-GAAP gross margin	71.7%	71.3%	71.1%	72.3%

GAAP total operating expenses	$541,678	$499,363	$1,068,816	$1,010,627
Stock-based compensation	(35,959)	(32,526)	(71,887)	(62,633)
Amortization of intangibles (1)	(879)	(872)	(1,746)	(1,782)
Restructuring and other charges (2)	123	—	300	—
Non-GAAP total operating expenses	$504,963	$465,965	$995,483	$946,212

GAAP income from operations	$171,931	$188,196	$305,447	$386,278
Stock-based compensation	37,860	34,140	75,595	65,761
Amortization of intangibles (1)	3,689	3,265	7,330	6,662
Restructuring and other charges (2)	(123)	—	(308)	—
Non-GAAP income from operations	$213,357	$225,601	$388,064	$458,701

GAAP operating margin	17.2%	19.4%	15.7%	19.9%
Non-GAAP operating margin	21.3%	23.3%	19.9%	23.6%

GAAP total interest income and other income (expense), net	$(342)	$(14,587)	$766	$(25,183)
Arbitration award gain (5)	—	—	—	—
Non-GAAP total interest income and other income (expense), net	$(342)	$(14,587)	$766	$(25,183)

GAAP net income before provision for income taxes	$171,589	$173,609	$306,213	$361,095
Stock-based compensation	37,860	34,140	75,595	65,761
Amortization of intangibles (1)	3,689	3,265	7,330	6,662
Restructuring and other charges (2)	(123)	—	(308)	—
Non-GAAP net income before provision for income taxes	$213,015	$211,014	$388,830	$433,518

Align Technology Announces Second Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP provision for income taxes	$59,775	$60,809	$106,601	113,997
Tax impact on non-GAAP adjustments (3)	(17,209)	(18,606)	(28,835)	(27,293)
Non-GAAP provision for income taxes (3)	$42,566	$42,203	$77,766	$86,704

GAAP effective tax rate	34.8%	35.0%	34.8%	31.6%
Non-GAAP effective tax rate (3)	20.0%	20.0%	20.0%	20.0%

GAAP net income	$111,814	$112,800	$199,612	$247,098
Stock-based compensation	37,860	34,140	75,595	65,761
Amortization of intangibles (1)	3,689	3,265	7,330	6,662
Restructuring and other charges (2)	(123)	—	(308)	—
Tax impact on non-GAAP adjustments (3)	17,209	18,606	28,835	27,293
Non-GAAP net income (3)	$170,449	$168,811	$311,064	$346,814

GAAP diluted net income per share	$1.46	$1.44	$2.60	$3.13
Non-GAAP diluted net income per share (3)	$2.22	$2.15	$4.05	$4.40

Shares used in computing diluted net income per share	76,689	78,545	76,897	78,840

Notes:
(1)    Amortization of intangible assets related to certain acquisitions.
(2)    Restructuring and other charges recorded in Gross Profit and Operating expenses primarily relate to severance costs, lease termination charges and asset impairments.
(3)    In Q4'22, we changed our methodology for the computation of the non-GAAP effective tax rate to a long-term projected tax rate and have given effect to the new methodology from January 1, 2022, and recast previously reported quarterly periods in 2022.

Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2023 Results

ALIGN TECHNOLOGY, INC.
Q3 2023 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

Three Months Ended
September 30, 2023
GAAP operating margin	slightly above 17.2%
Stock-based compensation	~4%
Amortization of intangibles (1)	~0.4%
Non-GAAP operating margin	slightly above 21.3%

ALIGN TECHNOLOGY, INC.
FISCAL 2023 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

Year Ended
December 31, 2023
GAAP operating margin	slightly above 17%
Stock-based compensation	~4%
Amortization of intangibles (1)	~0.4%
Non-GAAP operating margin	slightly above 21%

(1) Amortization of intangible assets related to certain acquisitions.

Refer to "About Non-GAAP Financial Measures" section of press release.